Exhibit 10.1

CLEARSIDE BIOMEDICAL, INC.

CONSULTING AGREEMENT

Effective Date: February 17, 2023

This Consulting Agreement (the “Agreement”) is made as of the Effective Date set forth above by and between Clearside Biomedical, Inc. (“Client”) and Dr. Thomas Ciulla (“Consultant”).

RECITALS

WHEREAS, Consultant was employed by Client as its Chief Medical Officer and Chief Development Officer pursuant to an Executive Employment Agreement dated June 24, 2019 (the “Employment Agreement”) prior to his resignation from employment effective February 17, 2023 (the “Termination Date”);

WHEREAS, the parties agree that Consultant’s resignation from employment was without Good Reason (as defined in the Employment Agreement) and that Consultant is not eligible for any severance benefits under the Employment Agreement;

WHEREAS the parties desire for the Client to engage Consultant beginning on the Effective Date to perform the services described herein and for Consultant to provide such services on the terms and conditions described herein;

WHEREAS, the parties desire to use Consultant’s independent skill and expertise pursuant to this Agreement as an independent contractor;

WHEREAS, during the course of this Agreement, Consultant will have access to and knowledge of Client’s trade secrets and Confidential Information (as defined below) and proprietary information relating to Client’s products, services, and business, and to have contact with, learn about, provide services to, and establish relationships with customers and business partners of Client; and

NOW THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

1.
Engagement of Services. Subject to the terms of this Agreement, Consultant will render the services set forth in Exhibit A accepted by Consultant (the “Services”) by the completion dates set forth therein. Except as otherwise provided in Exhibit A, Consultant will be free of control and direction from the Client (other than general oversight and control over the results of the Services), and will have exclusive control over the manner and means of performing the Services, including the choice of place and time. Consultant will provide, at Consultant’s own expense, a place of work and all equipment, tools and other materials necessary to complete the Services; however, to the extent necessary to facilitate performance of the Services, Client may, in its discretion, make certain of its equipment or facilities available to Consultant at Consultant’s reasonable request. While on the Client’s premises, Consultant agrees to comply with Client’s then-current access rules and procedures, including those related to safety, security and confidentiality. Consultant agrees and acknowledges that Consultant has no expectation of privacy with respect to Client’s telecommunications, networking or information processing systems (including stored computer files, email messages and voice messages) and that Consultant’s activities, including the sending or receiving of any files or messages, on or using those systems may be monitored, and the contents of such files and messages may be reviewed and disclosed, at any time, without notice.

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2.
Compensation. Client will pay Consultant the fee set forth in Exhibit A for Services rendered pursuant to this Agreement as Consultant’s sole compensation for such Services. Consultant will be reimbursed only for expenses that are expressly provided for in Exhibit A or that have been approved in advance in writing by Client, provided Consultant has furnished such documentation for authorized expenses as Client may reasonably request. Payment of Consultant’s fees and expenses will be in accordance with Exhibit A. Upon termination of this Agreement for any reason, Consultant will be paid fees on the basis stated in the Exhibit A for work that has been completed. Unless otherwise provided in Exhibit A, payment to Consultant of undisputed fees will be due 30 days following Client’s receipt of an invoice that contains accurate records of the work performed that are sufficient to substantiate the invoiced fees.
3.
Ownership of Work Product. Consultant hereby irrevocably assigns to Client all right, title and interest worldwide in and to any deliverables specified in Exhibit A and to any ideas, concepts, processes, discoveries, developments, formulae, information, materials, improvements, designs, artwork, content, software programs, other copyrightable works, and any other work product created, conceived or developed by Consultant (whether alone or jointly with others) for Client during or before the term of this Agreement, including all copyrights, patents, trademarks, trade secrets, and other intellectual property rights therein (collectively, the “Work Product”). Consultant retains no rights to use the Work Product and agrees not to challenge the validity of Client’s ownership of the Work Product. Consultant agrees to execute, at Client’s request and expense, all documents and other instruments necessary or desirable to confirm such assignment, including without limitation, any copyright assignment or patent assignment provided by the Client. Consultant hereby irrevocably appoints Client as Consultant’s attorney-in-fact for the purpose of executing such documents on Consultant’s behalf, which appointment is coupled with an interest. At Client’s request, Consultant will promptly record any such patent assignment with the United States Patent and Trademark Office. Client will reimburse Consultant for any reasonable out-of-pocket expenses actually incurred by Consultant in fulfilling its obligations under this section. Consultant will deliver each item of Work Product specified in Exhibit A and disclose promptly in writing to Client all other Work Product.
4.
Other Rights. If Consultant has any rights, including without limitation “artist’s rights” or “moral rights,” in the Work Product that cannot be assigned, Consultant hereby unconditionally and irrevocably grants to Client an exclusive (even as to Consultant), worldwide, fully paid and royalty-free, irrevocable, perpetual license, with rights to sublicense through multiple tiers of sublicensees, to use, reproduce, distribute, create derivative works of, publicly perform and publicly display the Work Product in any medium or format, whether now known or later developed. In the event that Consultant has any rights in the Work Product that cannot be assigned or licensed, Consultant unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Client or Client’s customers.
5.
License to Preexisting IP. Consultant agrees not to use or incorporate into Work Product any intellectual property developed by any third party or by Consultant other than in the course of performing services for Client (“Preexisting IP”) unless the Preexisting IP has been specifically identified and described to the Client. In the event Consultant uses or incorporates Preexisting IP into Work Product, Consultant hereby grants to Client a non-exclusive, worldwide, fully-paid and royalty-free, irrevocable, perpetual license, with the right to sublicense through multiple tiers of sublicensees, to use, reproduce, distribute, create derivative works of, publicly perform and publicly display in any medium or format, whether now known or later developed, such Preexisting IP incorporated or used in Work Product.
6.
Representations and Warranties. Consultant represents and warrants that: (a) the Services will be performed in a professional manner and in accordance with the industry standards and the Work Product will comply with the requirements set forth in Exhibit A, (b) the Work Product will be an original work of Consultant, (c) Consultant has the right and unrestricted ability to assign the ownership of Work

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Product to Client as set forth in Section 3 (including without limitation the right to assign the ownership of any Work Product created by Consultant’s employees or contractors), (d) neither the Work Product nor any element thereof will infringe upon or misappropriate any copyright, patent, trademark, trade secret, right of publicity or privacy, or any other proprietary right of any person, whether contractual, statutory or common law, (e) Consultant has an unqualified right to grant to Client the license to Preexisting IP set forth in Section 5, (f) none of the Work Product incorporates any software code licensed under the GNU General Public License or Lesser General Public License or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, licensing, or distribution of any source code owned or licensed by Client, except as expressly agreed by the Client in writing, and (g) Consultant will comply with all applicable federal, state, local and foreign laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions. Consultant further represents and warrants that Consultant is self-employed in an independently established trade, occupation, or business; maintains and operates a business that is separate and independent from Client’s business; holds himself or herself out to the public as independently competent and available to provide applicable services similar to the Services; has obtained and/or may obtain clients or customers other than Client for whom Consultant performs services; and will perform work for Client that Consultant understands is outside the usual course of Client’s business. Consultant agrees to indemnify and hold Client harmless from any and all damages, costs, claims, expenses or other liability (including reasonable attorneys’ fees) arising from or relating to the breach or alleged breach by Consultant of the representations and warranties set forth in this Section 6.
7.
Independent Contractor Relationship. Consultant’s relationship with Client is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship between Client and any of Consultant’s employees or agents. Consultant is not authorized to make any representation, contract or commitment on behalf of Client. Consultant (if Consultant is an individual) and Consultant’s employees will not be entitled to any of the benefits that Client may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. In addition, Consultant (and Consultant’s agents, employees, and contractors) waives any and all rights, if any, to participation in any of the Client’s fringe benefit plans or programs including, but not limited to, health, sickness, accident or dental coverage, life insurance, disability benefits, severance, accidental death and dismemberment coverage, unemployment insurance coverage, workers’ compensation coverage, and pension or 401(k) benefit(s) and any right to participation in any equity plan or other incentive program provided by the Client to its employees. Notwithstanding the above, this Agreement does not amend or abrogate in any manner any benefit continuation or conversion rights provided by the provision of a benefit plan or by law arising out of Consultant’s previous employment relationship with Client.

Because Consultant is an independent contractor, Client will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on behalf of Consultant. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing Services under this Agreement. No part of Consultant’s compensation will be subject to withholding by Client for the payment of any social security, federal, state or any other employee payroll taxes. Client will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law. If, notwithstanding the foregoing, Consultant is reclassified as an employee of Client, or any affiliate of Client, by the U.S. Internal Revenue Service, the U.S. Department of Labor, or any other federal or state or foreign agency as the result of any administrative or judicial proceeding, Consultant agrees that Consultant will not, as the result of such reclassification, be entitled to

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or eligible for, on either a prospective or retrospective basis, any employee benefits under any plans or programs established or maintained by Client.

8.
Confidential Information. During the term of this Agreement and thereafter Consultant (i) will not use or permit the use of Client’s Confidential Information in any manner or for any purpose not expressly set forth in this Agreement, (ii) will hold such Confidential Information in confidence and protect it from unauthorized use and disclosure, and (iii) will not disclose such Confidential Information to any third parties except as set forth in this section and in Section 9 below. Consultant will protect Client’s Confidential Information from unauthorized use, access or disclosure in the same manner as Consultant protects its own confidential information of a similar nature, but in no event will it exercise less than reasonable care. Notwithstanding the foregoing or anything to the contrary in this Agreement or any other agreement between Client and Consultant, nothing in this Agreement shall limit Consultant’s right to report possible violations of law or regulation with any federal, state, or local government agency. “Confidential Information” as used in this Agreement means all information disclosed by Client to Consultant, whether during or before the term of this Agreement, that is not generally known in the Client’s trade or industry and will include, without limitation: (a) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of Client or its subsidiaries or affiliates; (b) trade secrets, drawings, inventions, know-how, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; (d) existence of any business discussions, negotiations or agreements between the parties; and (e) any information regarding the skills and compensation of employees, contractors or other agents of Client or its subsidiaries or affiliates. Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to Client or Consultant in the course of Client’s business. Confidential Information does not include information that (x) is or becomes a part of the public domain through no act or omission of Consultant, (y) is disclosed to Consultant by a third party without restrictions on disclosure, or (z) was in Consultant’s lawful possession without obligation of confidentiality prior to the disclosure and was not obtained by Consultant either directly or indirectly from Client. In addition, this section will not be construed to prohibit disclosure of Confidential Information to the extent that such disclosure is required by law or valid order of a court or other governmental authority; provided, however, that Consultant will first have given notice to Client and will have made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued. All Confidential Information furnished to Consultant by Client is the sole and exclusive property of Client or its suppliers or customers. Upon request by Client, Consultant agrees to promptly deliver to Client the original and any copies of the Confidential Information. Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 U.S.C. Section 1833(b), Consultant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Consultant’s duty of confidentiality under this Agreement does not amend or abrogate in any manner Consultant’s continuing duties under any prior agreement between Consultant and the Client
8.1
Personal Information. With respect to any Confidential Information that constitutes personal data, personal information, personally identifiable information or similar information under applicable privacy or data security laws (collectively, “Personal Information”), Consultant shall not (i) sell Personal Information or (ii) retain, use or disclose Personal Information for any purpose other than the specific purpose of providing the Services. For the avoidance of doubt, the foregoing prohibits Consultant from “selling” Personal Information, as defined in the California Consumer Privacy Act of 2018 (as amended, the “CCPA”), and from retaining, using, or disclosing Personal Information outside of the

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direct business relationship between Consultant and Client or for a “commercial purpose” (as defined in the CCPA) other than provision of the Services. Consultant hereby certifies that it understands the obligations under this Section 8.1 and will comply with them.
(a)
Consultant shall use reasonable security measures appropriate to the nature of any Personal Information in its possession or control to protect the Personal Information from unauthorized access, destruction, use, modification, or disclosure.
(b)
The parties acknowledge and agree that Consultant’s access to Personal Information is not part of the consideration exchanged by the parties in respect of the Agreement.
(c)
If any individual contacts Consultant to make a request pertaining to their Personal Information, Consultant shall promptly but in no event later than five (5) calendar days after Consultant’s receipt thereof forward the request to Client, and shall not take any action in response to the request except as instructed by Client. Consultant shall promptly take such actions and provide such information as Client may request to help Client timely fulfill requests of individuals to exercise their rights under the applicable privacy or data security laws, including, without limitation, requests to access, delete, opt-out of the sale of, or receive information about the processing of, Personal Information pertaining to them.
(d)
Consultant shall perform the Services and process Personal Information in compliance with applicable privacy or data security laws. Consultant agrees to cooperate with Client to further amend the Agreement as may be necessary to address compliance with applicable privacy or data security laws.
9.
Consultant’s Employees, Consultants and Agents. Consultant shall have the right to disclose Confidential Information only to those of its employees, consultants, and agents who have a need to know such information for the purpose of performing Services and who have entered into a binding written agreement that is expressly for the benefit of Client and protects Client’s rights and interests in and to the Confidential Information to at least the same degree as this Agreement. Client reserves the right to refuse or limit Consultant’s use of any employee, consultant or agent or to require Consultant to remove any employee, consultant or agent already engaged in the performance of the Services. Client’s exercise of such right will in no way limit Consultant’s obligations under this Agreement.
10.
Term and Termination.
10.1
Term. The initial term of this Agreement is for one (1) year from the Effective Date set forth above (the “Initial Term”), unless earlier terminated as provided in Section 10.2 below. Following the Initial Term, the Client may elect to renew the Agreement for a Renewal Period (as defined below) (each, a “Renewal Term”) by providing notice of renewal to Consultant at least fifteen (15) days prior to the expiration of the Initial Term or Renewal Term, as applicable. The Client will determine when the Renewal Period, if any, shall end which will be either: (A) one (1) year following the commencement of the applicable Renewal Term; or (B) upon the completion of the Client’s ODYSSEY clinical trial, as determined by the Client in its sole discretion. The parties agree that designation of the Initial Term and Renewal Terms in this Agreement does not in any limit the Client’s right to terminate this Agreement as provided in Section 10.2 below. Reference herein to the Term of this Agreement shall refer both to the Initial Term and any Renewal Term as the context requires.
10.2
Termination for Convenience. At any time during the Initial Term or any Renewal Term, Client may terminate this Agreement immediately for any or no reason upon written notice to

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Consultant. After the completion of the first Renewal Term, Consultant may terminate this Agreement for any or no reason upon ninety (90) days’ prior written notice to Client.
10.3
Survival. The rights and obligations contained in Sections 3 (“Ownership of Work Product”), 4 (“Other Rights”), 5 (“License to Preexisting IP”), 6 (“Representations and Warranties”), 8 (“Confidential Information”) and 12 (“Non-solicitation”) will survive any termination or expiration of this Agreement.
11.
No Conflicts. Consultant will refrain from any activity and will not enter into any agreement or make any commitment, that is inconsistent or incompatible with Consultant’s obligations under this Agreement, including Consultant’s ability to perform the Services. Furthermore, during the Term of this Agreement, Consultant will not perform any advisory, consulting, employment or other services, in any capacity, in the areas of: (i) suprachoroidal administration; or (ii) any ophthalmic use of any tyrosine kinase inhibitor delivered or intended to be delivered by any route of administration (the “Conflicting Services”). The parties agree, however, that Consultant’s performance of Conflicting Services solely in connection with the research or drafting of scientific or academic papers or articles shall not constitute a violation of this Section 11, so long as (A) such services are not performed for, or intended for use by or on behalf of, any person or entity other than a college, university or other institution of higher education, and (B) Consultant does not receive any remuneration or compensation in exchange for the performance of such services. Consultant further represents and warrants that Consultant is not subject to any contract or duty that would be breached by Consultant’s entering into or performing Consultant’s obligations under this Agreement or that is otherwise inconsistent with this Agreement.
12.
Non-solicitation. Consultant agrees that during the Term of this Agreement, and for one year thereafter, Consultant will not either directly or indirectly, solicit or attempt to solicit any employee, independent contractor, or consultant of Client to terminate his, her or its relationship with Client in order to become an employee, consultant, or independent contractor to or for any other person or entity.
13.
Successors and Assigns. Consultant may not subcontract or otherwise delegate or assign this Agreement or any of its obligations under this Agreement without Client’s prior written consent. Any attempted assignment in violation of the foregoing will be null and void. Subject to the foregoing, this Agreement will be for the benefit of Client’s successors and assigns, and will be binding on Consultant’s assignees.
14.
Notices. Any notice required or permitted by this Agreement will be in writing and will be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice will be sent to the addresses set forth below or such other address as either party may specify in writing.
15.
Governing Law. This Agreement will be governed in all respects by the laws of the United States of America and by the laws of the State of Georgia, without giving effect to any conflicts of laws principles that require the application of the law of a different jurisdiction.
16.
Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement will not be affected or impaired thereby.
17.
Waiver. The waiver by Client of a breach of any provision of this Agreement by Consultant will not operate or be construed as a waiver of any other or subsequent breach by Consultant.

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18.
Injunctive Relief for Breach. Consultant’s obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to Client for which there will be no adequate remedy at law; and, in the event of such breach, Client will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).
19.
Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all services undertaken by Consultant for Client; provided, however, that in the event of any conflict between the terms of this Agreement and Exhibit A, the terms of Exhibit A will control, provided that Exhibit A specifically calls out the applicable Section number of this Agreement to be superseded and has been signed by an authorized officer of Client. This Agreement may only be changed or amended by mutual agreement of authorized representatives of the parties in writing. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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The parties have executed this Agreement as of the Effective Date.

CLIENT:

Clearside Biomedical, Inc.

By:	/s/ George Lasezkay

	Name:	George Lasezkay
	Title:	President and CEO

Email:	george.lasezkay@clearsidebio.com

Address:		900 North Point Parkway
Suite 200
Alpharetta, GA 30005

CONSULTANT: Dr. Thomas Ciulla

/s/ Thomas Ciulla
Signature

Email

Address:

8.

EXHIBIT A

Dated: February 17, 2023

Services:

Consultant will render the following services to Client:

•
Consultant shall serve as Chairman of the Clearside Biomedical, Inc. Scientific Advisory Board.
•
Consultant shall serve as Client’s Chief Medical Advisor – Retina.
•
Consultant shall assist as needed, if reasonably requested by Client, in the recruitment and evaluation of successor candidates for the following positions: Chief Medical/Development Officer
•
Consultant shall organize, attend and participate in two Scientific Advisory Board meetings in each of the Initial Term and the first Renewal Term, as requested by and in cooperation with Client.
•
Consultant shall perform such other advisory or consulting services as may reasonably requested by Client, including but not limited to cooperating with Client in presentation of Client’s scientific and clinical information and participating in Client’s due diligence activities.

Schedule Of Services:

During the Term of this Agreement, Consultant agrees to make himself available to perform the Services for up to ten (10) hours per month, and such additional hours as may be mutually agreed upon by Consultant and Client.

Fees And Reimbursement:

Monthly Consulting Fee. As consideration for the Services rendered pursuant to this Agreement and for the assignment of certain of Consultant’s right, tile and interest pursuant hereto during the Term of the Agreement, Consultant will be paid a monthly consulting fee of $8,000 for each calendar month during the Term of this Agreement beginning on March 1, 2023 (the “Monthly Consulting Fee”). Any undisputed Monthly Consulting Fee will be paid on a monthly basis within thirty (30) days following Client’s receipt of Consultant’s invoice (as described below). If the Agreement is terminated prior to the conclusion of any calendar month, the Monthly Consulting Fee shall be prorated based on the number of days this Agreement was in effect for such partial calendar month. For Services rendered in February 2023, Consultant will be paid a pro-rated portion of the Monthly Consulting Fee based on the number of days this Agreement was in effect for such month.

Equity Vesting. Consultant has been granted equity compensation in the form of stock options and Restricted Stock Unit awards, in connection with Consultant’s prior employment relationship with the Client (the “Equity Grants”). Notwithstanding anything to the contrary in Consultant’s Stock Option Grant Notices and Agreements and Consultant’s Restricted Stock Unit Grant Notices and Agreements to the contrary, then effective as of the Effective Date of this Agreement, Consultant acknowledges and agrees that:

•
All vesting with respect to any restricted stock units (each, an “RSU”) held by Consultant as of the Termination Date ceased as of the Termination Date, with the remaining unvested RSUs being cancelled and of no further force or effect;
•
Except as provided in the immediately following paragraph, any options to purchase shares of the Company’s Common Stock (each, an “Option”) held by Consultant as of the Termination Date will continue to vest in accordance with their terms through August 31, 2023, provided that

Consultant remains in continuous service with the Company through such date, with any then-remaining unvested Option shares being cancelled and of no further force or effect;
•
With respect to that certain Option granted to Consultant on January 4, 2023 (the “January Option”), the January Option will continue to vest in accordance with its terms through January 4, 2024, provided that Consultant remains in continuous service with the Company through such date, at which time 25% of the January Option shares will vest and become exercisable, with any then-remaining unvested January Option shares being cancelled and of no further force or effect;
•
Any then-outstanding and vested Options shall remain exercisable until the date that is three months following the termination date of this Agreement (subject in any event to earlier expiration in accordance with the agreements evidencing such Options and the terms of the plan pursuant to which such Option was granted); and
•
Any Options originally intended to qualify as incentive stock options under Section 422 of the U.S. Internal Revenue Code of 1986, as amended, shall no long so qualify if exercised more than 3 months after the Termination Date.

Consultant acknowledges and agrees that the extension of his exercise period, as described above, is a substantial benefit to him and constitutes additional consideration for the Services hereunder and for Consultant’s entering into this Agreement.

Consultant will be reimbursed for third party expenses (at cost) if approved in writing in advance by Client.

Consultant will invoice Client monthly (on the first day of each month, beginning on April 1, 2023) for services rendered and expenses incurred during the previous month and will provide such reasonable receipts or other documentation of expenses as Client might request, including copies of time records.

The parties have executed this Exhibit A as of the date first written above.

CLIENT:

Clearside Biomedical, Inc.

By:	/s/ George Lasezkay

	Name:	George Lasezkay
	Title:	President and CEO

CONSULTANT: Dr. Thomas Ciulla

Thomas Ciulla
Name of Consultant (Please Print)

/s/Thomas Ciulla
Signature